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                                                                  EXHIBIT (j)(2)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference to the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 82 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of our reports each dated October 29, 1999 on the financial statements and supplementary data or financial highlights of Eaton Vance National Municipals Fund (the "Fund") and the National Municipals Portfolio, included in the September 30, 1999 Annual Report to Shareholders of the Fund.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Other Service Providers" in the Statements of Additional Information.


                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP


January 25, 2000
Boston, Massachusetts